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Exhibit 5.1

August 21, 2002

Zions Bancorporation,
One South Main Street, Suite 1134,
Salt Lake City, Utah 84111.

Zions Capital Trust B,
c/o Zions Bancorporation,
One South Main Street, Suite 1134,
Salt Lake City, Utah 84111.

Ladies and Gentlemen:

        In connection with the registration under the Securities Act of 1933 (the "Act") of:

        (a)  $285,000,000 aggregate liquidation amount of the 8.00% Capital Securities ($25 per security) (the "Capital Securities") of Zions Capital Trust B, a Delaware statutory business trust (the "Trust");

        (b)  the guarantee by Zions Bancorporation, a Utah corporation ("Zions"), on a subordinated basis, of the payment of distributions and the redemption or liquidation price of the Capital Securities (the "Guarantee"); and

        (c)  the related 8.00% Junior Subordinated Debentures of Zions (the "Debentures" and, collectively with the Capital Securities and the Guarantees, the "Securities"),

we, as counsel to the underwriters identified in the registration statement relating to the Securities (the "Registration Statement"), have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

        Upon the basis of such examination, we advise you that, in our opinion, when:

        (a)  the guarantee agreement related to the Guarantee of the Capital Securities (the "Guarantee Agreement") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement;

        (b)  the amended and restated trust agreement with respect to the Capital Securities (the "Amended and Restated Trust Agreement") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement;

        (c)  the indenture relating to the Debentures (the "Indenture") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement and the Debentures have been duly executed and authenticated in accordance with the indenture and issued and sold to the Trust as contemplated in the Registration Statement; and

        (d)  the Capital Securities have been duly authorized, executed, authenticated and issued and sold in accordance with the Amended and Restated Trust Agreement and as contemplated in the Registration Statement, the Debentures and the Guarantees will constitute valid and legally binding obligations of Zions, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of New York and Utah, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Utah law, we have, with your approval, relied upon the opinion, dated the date hereof, of Callister, Nebeker & McCullough, a Professional Corporation, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Callister, Nebeker & McCullough, a Professional Corporation. We believer you and we are justified in relying on such opinion for such matters.

        Also, with your approval, we have relied as to certain matters on information obtained from public officials, representatives of Zions and the Trust and other sources believed by us to be responsible.

        We hereby consent to the filing of this opinion as an exhibit to a Form 8-K incorporated by reference in the Registration Statement and to the reference to us under the heading "Validity of the Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                Very truly yours,

                /s/ SULLIVAN & CROMWELL

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  Exhibit 5.1